EXHIBIT 10.1


                               ASTOR CAPITAL, INC.
                         9595 WILSHIRE BLVD., SUITE 700
                             BEVERLY HILLS, CA 90212


As of April 29, 2004


Mr. Jacques Tizabi
Chief Executive Officer
Universal Detection Technologies, Inc.
9595 Wilshire Blvd.
Beverly Hills, CA  90212

      RE:  AMENDMENT TO AGREEMENT FOR INVESTMENT BANKING AND ADVISORY
           SERVICES

Reference is made to the certain Agreement for Investment Banking and Advisory Services, between ASTOR CAPITAL, INC. ("Astor") and UNIVERSAL DETECTION TECHNOLOGY, INC. ("UDTT"), dated June 1, 2003 (the Agreement").

In consideration of the mutual covenants and promises contained herein, as well as, other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree to amend the Agreement as follows:

     1. The parties agree that for the period commencing on May 1, 2004 and ending on February 28, 2005, the monthly cash fee payable each month to Astor shall be reduced to FIVE THOUSAND DOLLARS ($5,000.00).

     2. The Term of the Agreement shall be extended until June 30, 2005 and shall be automatically extended for successive one (1) year periods unless terminated in writing by either party not less than sixty (60) days prior the expiration of the proceeding year.

Except as set forth above, all other terms and conditions contained in the Agreement shall remain in full force and effect unless and until modified in writing and signed by the parties.

If the aforementioned is accepted and agreed to, please indicate same by affixing your signature below, and together with ours shall represent the entire agreement.

Sincerely,
ASTOR CAPITAL, INC.



By: /s/ Ali Moussavi
    -------------------------
Its:  Managing Partner



Accepted, Understood & Agreed:
UNIVERSAL DETECTION TECHNOLOGY, INC.



By: /s/ Jacques Tizabi
    -------------------------
Its:  Chief Executive Officer